UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
  Date of Report (Date of earliest event reported): November 21, 2016
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LivePerson, Inc.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	0-30141	13-3861628
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

475 Tenth Avenue, 5th Floor
New York, New York 10018
(Address of principal executive offices, with zip code)

(212) 609-4200
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 21, 2016, the Board of Directors (the “Board”) of LivePerson, Inc. (the “Company”), following the recommendation of the Company’s Nominating and Corporate Governance Committee, appointed Jill Layfield as a new member of the Board. Ms. Layfield was appointed as a Class I Director and will stand for re-election at the Company’s 2019 Annual Meeting of Stockholders.

Ms. Layfield brings deep experience in the retail sector. She currently serves as co-founder and CEO of Tamara Mellon, a luxury footwear company. Prior to joining Tamara Mellon, Ms. Layfield served in various roles over eleven years at Backcountry.com, including as President and CEO from January 2011 to December 2015. Ms. Layfield currently sits on the boards of directors of SmartPak Equine and Camber Outdoors.

Ms. Layfield will receive standard director fees and benefits, including an initial grant of stock options under the Company’s 2009 Stock Incentive Plan to purchase 35,000 shares of the Company’s Common Stock. The Company’s non-employee director compensation is described in more detail in the Company’s Definitive Proxy Statement for its 2016 Annual Meeting of Stockholders filed with the U.S. Securities and Exchange Commission on April 29, 2016. The Company intends to enter into its standard form of indemnification agreement with Ms. Layfield.

There is no arrangement or understanding between Ms. Layfield and any other person pursuant to which Ms. Layfield was selected as a director.

Ms. Layfield is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On November 22, 2016, the Company issued a press release announcing Ms. Layfield’s appointment as a new member of the Board. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01.	Other Events

On November 21, 2016, the Board of Directors of the Company also authorized an extension of a previously-announced stock repurchase program under which the Company has the ability to repurchase shares of its common stock at times and prices considered appropriate by the Board or a committee appointed by the Board. The Board authorized the extension of the program through December 31, 2017 as well as additional funding in the amount of $10 million. The $10 million additional funding authorized on November 21, 2016 is in addition to $64 million previously authorized since December 2012, when the repurchase program was originally adopted. The Board of Directors extended the repurchase program to expire on December 31, 2017.

The Company may effectuate the stock repurchase program through purchases in the open market or privately negotiated transactions, depending upon prevailing market conditions and other corporate considerations. The stock repurchase program is subject to business and market conditions, and may be suspended or discontinued at any time by the Board. The stock repurchase program will be funded using the Company’s available cash.

On November 22, 2016, the Company issued a press release announcing the extension of its stock repurchase program. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following documents are included as exhibits to this report:

99.1	Press release issued by LivePerson, Inc. on November 22, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEPERSON, INC. (Registrant)

Date:	November 28, 2016	By:	/s/ Monica L. Greenberg
Monica L. Greenberg
Executive Vice President, Business Affairs and General Counsel

EXHIBIT INDEX

99.1	Press release issued by LivePerson, Inc. on November 22, 2016.